VolitionRx Announces Second Quarter 2016 Financial Results and Business Update

NAMUR, Belgium, Aug. 11, 2016 /PRNewswire/ -- VolitionRx Limited (NYSE MKT: VNRX), a life sciences company focused on developing diagnostic tests for cancer and other conditions, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 and Recent Company Highlights:

Clinical:

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Presented highly-encouraging study results demonstrating NuQ®’s ability to detect 71% of early stage I prostate cancer cases at 93% specificity at the American Association of Cancer Research (AACR) Annual Meeting;

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Initiated study with the German Cancer Research Center (DKFZ) to evaluate NuQ®’s ability to detect pancreatic cancer following encouraging data from two previous pancreatic cancer pilot studies;

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Published study confirming stability of circulating cell-free nucleosomes (cfnucleosomes) as biomarkers in cancer, highlighting NuQ®’s low cost and ease of use. Importantly this study demonstrates that no special blood draw requirements are needed; and

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Presented data from three clinical trials demonstrating NuQ®’s ability to detect colorectal cancer and adenomas at the World Endoscopy Organization (WEO) Colorectal Cancer Screening Meeting.

Regulatory:

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New CE marks for two NuQ® biomarker assays, NuQ®V001 and NuQ®T003, to detect the presence of colorectal cancer signatures, allowing their clinical use in 28 European countries; and

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Granted a 4th key U.S. patent for the Nucleosomics® platform’s ability to detect nucleosomes in blood circulation.

Operational:

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Appointed Louise Day as Chief Marketing and Communications Officer in preparation for the commercial launch of NuQ® in Europe and the U.S.;

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Appointed Dr. Edward Futcher, Ph.D., to Board of Directors; and

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Engaged Edison Advisors to strengthen investor relations and broaden global visibility.

Cameron Reynolds, President and Chief Executive Officer of VolitionRx, said, “CE marking another two of our biomarker assays, NuQ®V001 and NuQ®T003, which brings the total to three CE marks, helps clear the regulatory path for transition into a commercial-stage company.  With the expected launch of our first NuQ® blood test later this year in Europe, our efforts over this and the upcoming quarter are focused not only on meeting these regulatory hurdles, but also making the key management appointments to ensure a successful launch.”

“With respect to our first commercial product launch, the Company expects to be making announcements during September and October to discuss this in greater detail, including the specific role it will play in the screening regimen for specific countries and our market entry strategy. We have already begun our branding and labeling processes for our initial commercial product and have engaged a branding agency to assist us with the launch. We aim to have this product CE marked by the end of this year, making it potentially saleable in 2017 in all 28 EU countries.”

Jake Micallef, Ph.D., MBA, Chief Scientific Officer of VolitionRx, said, “We have had several important clinical accomplishments for NuQ® in this second quarter of 2016. The publication of our study in the Scandinavian Journal of Clinical and Laboratory Investigation confirms that results of our NuQ® test are the same regardless of when and how blood samples are taken due to the discovered stability of circulating cfnucleosomes, a key highlight of the viability and ease-of-use of our platform.  At the World Endoscopy Organization (WEO) Colorectal Cancer Screening Meeting, Jason Terrell, M.D., Volition’s Chief Medical Officer and Head of U.S. Operations, presented data from our targeted clinical trial of 430 pre-cancerous colorectal adenoma patients with Hvidovre Hospital and the University of Copenhagen that demonstrated a panel of five NuQ® biomarker assays in an age-adjusted algorithm detected 75% of high-risk colorectal adenomas and 86% of stage I colorectal cancers.  These are our highest adenoma detection rates yet, and they demonstrate the power of NuQ®, not only for the detection colorectal cancer, but also for pre-cancerous polyps.”

Second Quarter 2016 Financial Results

For the three months ended June 30, 2016, VolitionRx reported a net loss of $2.9 million, or $0.13 per share. This compares to a net loss of $1.9 million, or $0.10 per share in the second quarter of 2015.

Cash and cash equivalents as of June 30, 2016 totaled $14.5 million, compared with $17.0 million as of March 31, 2016 and $5.9 million as of December 31, 2015.

Conference Call

As a reminder, Cameron Reynolds, Chief Executive Officer, will host the Company's Q2 earnings conference call today, Thursday, August 11th, 2016 at 8:30 am U.S. Eastern Time. To participate in the call, please dial 1-800-946-0706 (toll-free) in the U.S. and Canada, and 1-719-325-2352 (toll) internationally.  The conference ID number for both is 1996014.  A live audio webcast of the conference call will also be available via link on the investor relations page of VolitionRx’s corporate website at http://ir.volitionrx.com.

About VolitionRx

VolitionRx is a life sciences company focused on developing diagnostic tests for cancer and other conditions. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid – an indication that disease is present.

VolitionRx's goal is to make the tests as common and simple to use, for both patients and doctors, as existing diabetic and cholesterol blood tests. VolitionRx's research and development activities are currently centered in Belgium as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

Visit VolitionRx's website (http://www.volitionrx.com) or connect with us via Twitter, LinkedIn, Facebook or YouTube.

Media / Investor Contacts

Louise Day, VolitionRx

Scott Powell, VolitionRx

L.Day@volitionrx.com

S.Powell@volitionrx.com

+44 (0)7557 774 620

+1 (646) 650-1351

Tirth Patel, Edison Advisors

Katherine Fennell, Edison Advisors

tpatel@edisongroup.com

kfennell@edisongroup.com

+1 (646) 653-7035

+44 (0) 20 7841 1556

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of the Company's bodily-fluid-based diagnostic tests as well as the Company's ability to develop and successfully commercialize such test platforms for early detection of cancer. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations. Other risks and uncertainties include the Company's failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in the Company's development pipeline or any other diagnostic products the Company might develop; the Company will face fierce competition and the Company's intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ® and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.